UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2008

UNITED REFINING ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33868	42-1732420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

823 Eleventh Avenue New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 956-5803

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 25, 2008, United Refining Energy Corp. (the “Company”) announced that it has been informed by Deutsche Bank Securities Inc. and Maxim Group LLC, the representatives of the underwriters (the “Representatives”) of the Company’s initial public offering consummated on December 17, 2007 (the “IPO”), that the holders of the Company’s units may separately trade the common stock and warrants included in the units sold in the IPO commencing on January 29, 2008. The units shall continue trading on the American Stock Exchange under the symbol “URX.U” and the common stock and the warrants will be traded on the American Stock Exchange under the symbols “URX” and “URX.W”, respectively.

The Representatives previously informed the Company of their election not to exercise any portion of the over-allotment option (the “Over-Allotment Option”) granted to the Underwriters of the IPO. As a result of the Representatives’ election, United Refining, Inc., the Company’s sole stockholder prior to the IPO, forfeited 1,687,500 of its shares of the Company’s common stock to maintain its ownership of 20% of the Company’s issued and outstanding common stock.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated January 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 25, 2008	UNITED REFINING ENERGY CORP.

	By:	/s/ James E. Murphy
	Name:	James E. Murphy
	Title:	Chief Financial Officer

Exhibit Index

99.1	Press Release, dated January 25, 2008